Exhibit 10.17

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of the 1st day of June 2023 by and between Borealis Foods Inc., a Canadian corporation (the “Company”), and Food Systems for the Future Institute, an Illinois not-for-profit corporation (“Consultant”). Each of Consultant and the Company is referred to herein from time to time as a “Party” and Consultant and the Company are collectively referred to herein as the “Parties”.

RECITAL

WHEREAS, the Company desires to retain Consultant to provide certain services, and Consultant desires to be so engaged by the Company, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I - SERVICES

1.1 Engagement. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, on the terms and conditions set forth below.

1.2 Activities and Duties During Engagement. During the Term (defined below), Consultant shall perform the activities set forth in the FSF Proposal for Services attached hereto as Schedule A (the “Services”).

1.3 Quality Assurance. Consultant shall perform the Services according to standards and procedures established or approved by the Parties or otherwise consistent with the highest professional standards.

1.4 Term of Engagement. The term of Consultant’s engagement under this Agreement shall commence on the date hereof and shall continue until [*****] (the “Initial Term”), and shall be subject to extension by mutual written agreement of the parties until [*****] (the “Second Term”), unless earlier terminated pursuant to this Section 1.4 (collectively, the “Term”). The Term may be terminated: (a) immediately by either Party upon the dissolution, adjudication of bankruptcy or insolvency, consent to the institution of bankruptcy or insolvency proceedings against, consent to the appointment of a liquidator, assignee, trustee, custodian, or sequestrator of it or a substantial part of its property, or the assignment for the benefit of creditors of the other Party; (b) at any time by either Party upon the other Party’s material breach; provided, however, that the non- breaching Party must provide written notice of such breach to the breaching Party, and the breaching Party shall have the opportunity to cure such breach within [*****] days after its receipt such written notice. Upon termination, the Company shall no longer be obligated to pay to Consultant any compensation which would have otherwise been provided pursuant to this Agreement, other than compensation accrued prior to the date of termination; provided, however, that Consultant shall not be obligated to reimburse the Company for any compensation already paid under Section 2.1. Prior to the expiration of the Initial Term, the Parties shall negotiate in good faith to reach an agreement regarding the Second Term. Thereafter, prior to the expiration of the Second Term, the Parties shall negotiate in good faith to reach an agreement regarding an ongoing business relationship.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

1.5 Independent Contractor Status; No Participation in Employee Benefit Plans. Consultant shall be considered, for all purposes, an independent contractor, and Consultant shall not, directly or indirectly, act as an agent or employee of the Company, or make any commitments or incur any liabilities on behalf of the Company without its prior written consent. As an independent contractor, Consultant shall not participate in any employee benefit plan or program of the Company.

ARTICLE II - COMPENSATION

2.1 Compensation. In consideration for the Services and other covenants of Consultant hereunder, the Company shall pay Consultant $[*****] per month on the first day of each calendar month during the Initial Term, including the date hereof, for a total of $[*****] for Phase I. Compensation for Phase II shall be as set forth in Schedule A.

2.2 The Company shall reimburse Consultant for all reasonable fees and/or expenses incurred in the performance of this work including but not limited to travel, hotels and meeting costs including meals. All expenses must be pre-approved in writing (including email) by Borealis Foods.

2.3 No Withholdings and Deductions. Consultant acknowledges that, as an independent contractor, any income payable to Consultant under this Agreement shall constitute income from self-employment and Consultant shall be required to pay self-employment taxes pursuant to the Internal Revenue Code of 1986, as amended. Consultant acknowledges that because of Consultant’s status as an independent contractor, the Company, its members, managers and employees shall have no obligation or liability whatsoever to Consultant for workers’ compensation, federal and state payroll taxes, unemployment compensation, minimum wages, Social Security assessments or similar charges, taxes or liabilities applicable to an employment relationship.

ARTICLE III – CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY;
RESTRICTIVE COVENANTS

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

3.1 Non-Disclosure of Confidential Information. Each Party acknowledges that in performing the Services, such Party (the “Receiving Party”) will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to others in the industry of the Disclosing Party or its clients, and/or that is proprietary to the other Party (the “Disclosing Party”) including, without limitation, work product, business methods and processes, strategies and development plans, customer and supplier lists, price lists, financial and other records, and other data and information of a similar nature related to the business of the Disclosing Party (collectively, “Confidential Information”). “Confidential Information” includes the existence and terms and conditions of this Agreement and the relationship created hereby. Consultant further acknowledges that (x) the Company (or, if applicable, its client) is the sole owner of Confidential Information, and it has no right, title or interest in or to any of the Confidential Information; and (y) the Confidential Information is of great value to the Disclosing Party, and it is reasonably necessary to protect the Confidential Information. Accordingly, each Party in its capacity as Receiving Party agrees that:

(a) Except as (i) necessary to perform hereunder; (ii) required by law; or (iii) otherwise authorized by the Disclosing Party in writing, the Receiving Party will not, at any time during the Term or thereafter, directly or indirectly, divulge to any person, firm or corporation other than the Disclosing Party (hereinafter, any “Third Parties”), or use or cause or authorize any Third Parties to use, any Confidential Information; and

(b) Upon the termination or expiration of this Agreement for any reason whatsoever, the Receiving Party shall promptly deliver or cause to be delivered to the Disclosing Party any and all Confidential Information, including notes, notebooks, sketches, and other documents and materials which are in the Receiving Party’s possession or control, regardless of the medium upon which it is stored, and any other property of the Disclosing Party which is in the Receiving Party’s possession or control.

(c) The Receiving Party acknowledges that: (a) the Confidential Information may contain material non-public information concerning the business of the Disclosing Party; (b) The Receiving Party is aware of the restrictions imposed by Canadian and U.S. federal, state and provincial securities laws, and the rules and regulations thereunder, on persons in possession of material non-public information; and (c) the Receiving Party will not (and the Receiving Party will instruct its representatives to not), directly or indirectly, use or allow any other person to use, any Confidential Information that, if disclosed, would constitute material non-public information relating to the Disclosing Party in contravention of any such laws, rules or regulations.

3.2 Remedies. The Receiving Party hereby acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the goodwill and the business of the Disclosing Party and that a violation by the Receiving Party of any such covenant may cause irreparable damage to the Disclosing Party. The Receiving Party therefore agrees that any breach or threatened breach by the Disclosing Party of any of the covenants or provisions set forth in this Article III shall entitle the Disclosing Party, in addition to any other legal remedy available to it, to apply to any court of competent jurisdiction for a temporary and permanent injunction or any other applicable decree of specific performance (without being required to post bond or other security in connection therewith), in order to enjoin such breach or threatened breach.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE IV – REPRESENTATION AND WARRANTY

Consultant represents and warrants to the Company that Consultant is free to accept engagement with the Company, and that Consultant has no prior or other commitments or obligations of any kind to anyone else which would hinder or interfere with Consultant’s acceptance of its obligations hereunder, or the exercise of its best efforts as a Consultant of the Company.

ARTICLE V – MISCELLANEOUS

5.1 Attorneys’ and Accountants’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the substantially prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

If to Consultant:

Food Systems for the Future Institute

180 North Stetson Ave., Suite 1400

Chicago, IL 60601

Attn: [*****]

Email: [*****]

If to the Company:

Borealis Foods Inc.

1540 Cornwall Rd., Suite 104

Oakville, ON L6J 7W5

Attn: [*****]

Email:[*****]

With a copy to:

[*****]
Email: [*****]

or to such other address or addresses as may hereafter be specified by notice given by either Party to the other. Notices mailed in accordance with this Section 5.2 shall be deemed given (a) the third day after they are mailed via U.S. Mail, return receipt requested, (b) the next day after they are sent by reputable overnight courier service, or (c) the day of successful transmission if sent via email.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. In the case of the Company, the successors and permitted assigns hereunder shall include without limitation any affiliate of the Company as well as the successors in interest to such affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder may not be assigned by either Party without the other Party’s prior written consent, except that such written consent shall not be required in connection with an internal reorganization of a Party, merger or a sale of all or substantially all of a Party’s assets or equity. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the Parties and successors and assigns permitted by this Section 5.3 any right, remedy or claim under or by reason of this Agreement.

5.4 Survival. The provisions contained in Articles III and V of this Agreement are intended to survive the termination or expiration of this Agreement.

5.5 Entire Agreement; Amendments. This Agreement, the Recitals, and the schedules hereto contain the entire understanding of the Parties with regard to the subject matter contained herein, and supersede all prior agreements, understandings or letters of intent between the Parties. It is clearly understood that no promises, representations, written or oral statements, warranties, express or implied, not contained herein were an inducement to either Party nor were any relied upon by either Party in entering into this Agreement. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

5.6 Interpretation. Article titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.7 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of a Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

5.9 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. Any litigation between the Parties that arises out of this Agreement shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in Chicago, Illinois. Each Party hereby submits to the exclusive jurisdiction of such courts and tribunals for purposes of any such action and the enforcement of any judgment or order arising therefrom. Each Party hereby waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts and other tribunals located in Chicago, Illinois.

5.10 Waiver of Jury Trial. The Parties hereby expressly waive any right to a trial by jury in any action or proceeding arising under this Agreement.

5.11 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of Consultant and the Company. Facsimile, DocuSign and pdf copies of the signature page hereof shall be deemed originals and shall be binding for all purposes.

[Signature page to follow]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

COMPANY:

BOREALIS FOODS INC.

Signed:
Print Name:	Reza Soltanzadeh
Title:	President & CEO

CONSULTANT:

FOOD SYSTEMS FOR THE FUTURE INSTITUTE

Signed:
Print Name:	Ertharin Cousin
Title:	CEO and President

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule A

Services

[See attached FSF Proposal for Services.]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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